 Exhibit 99.1

Press Release	For Immediate Release
Date: November 1, 2017

GLEN BURNIE BANCORP ANNOUNCES

THIRD QUARTER 2017 RESULTS

GLEN BURNIE, MD (November 1, 2017) – Glen Burnie Bancorp (“Bancorp”) (NASDAQ: GLBZ), the bank holding company for The Bank of Glen Burnie (“Bank”), announced today net income increased to $0.41 million, or $0.15 per basic and diluted common share for the third quarter of 2017, compared to $0.12 million or $0.04 per basic and diluted common share for the third quarter of 2016, a 257% increase. Quarter-over-quarter, Bancorp’s third quarter net income increased 21% over the $0.34 million net income, or $0.12 per basic and diluted common share recorded for the second quarter of 2017.

Bancorp reported net income of $1.06 million, or $0.38 per basic and diluted common share for the nine months ending September 30, 2017, compared to $0.71 million, or $0.25 per basic and diluted common share for the same period in 2016, a 51% increase. Net loans increased by $11.1 million, or 4% when compared to September 30, 2016. At September 30, 2017, the Bank had total assets of $389.9 million and 8 branch locations in Anne Arundel County Maryland. Bancorp, the oldest independent commercial bank in Anne Arundel County, will pay its 101st consecutive quarterly dividend on November 3, 2017.

"We have made significant progress and believe we remain on track to achieve growth and earnings expectations as our outlook continues to improve across our business," said John D. Long, President and Chief Executive Officer. “The Bank’s strong financial performance in the third quarter of 2017 was driven by organic growth, attractive low-cost core deposit funding, improved operating efficiencies and improved credit performance resulting in net income before taxes of $0.51 million, a $0.45 million increase over the $0.06 million recorded for the same period of 2016. The 2016 results included a one-time restructuring charge of $0.18 million taken in the third quarter 2016. Growing our lending business while increasing profitability continues to be a priority as we believe that our community bank delivery model offers an attractive option to borrowers. We also continue to make progress in expanding our lending platforms. Consumer indirect lending is a unique core competency for us that is based on the foundation of a consistent and disciplined underwriting process and an experienced management team. We remain deeply committed to serving the needs of the community through the development of new loan and deposit products designed to meet the financial needs in our community.”

Highlights from the First Nine Months of 2017

The Bank continued its organic growth strategy in the third quarter of 2017 with total assets of $390 million driven by favorable net loan growth and supported by an attractive 0.55% cost of funds. Bancorp has strong liquidity and capital positions providing ample capacity for future growth, along with total regulatory capital to risk weighted assets of 14.68% at September 30, 2017.

Specific highlights include the following:

•	Return on average assets for the three- and nine-month periods ended September 30, 2017 was 0.41% and 0.36%, respectively, compared to 0.12% and 0.24% for the three-and nine-month periods ended September 30, 2016, respectively. Return on average equity for the three- and nine-month periods ended September 30, 2017 was 4.74% and 4.19%, respectively, compared to 1.32% and 2.73% for the three- and nine-month periods ended September 30, 2016, respectively.

•	Total assets were $389.9 million at September 30, 2017, an increase of 0.4% from $388.4 million at December 31, 2016 and a decrease of 0.6% from $392.2 million at September 30, 2016.

•	Total loans were $271.5 million at September 30, 2017, an increase of 2.4% from $265.1 million at December 31, 2016 and an increase of 4.4% from $260.1 million at September 30, 2016.

•	Total deposits were $334.1 million at September 30, 2017, an increase of 0.2% from $333.2 million at December 31, 2016 and a decrease of 0.5% from $335.7 million at September 30, 2016. Non-interest bearing deposits were $104.6 million at September 30, 2017, an increase of 4.5% from $100.1 million at December 31, 2016.

•	Total borrowings were $20.0 million at September 30, 2017, unchanged from December 31, 2016 and September 30, 2016.

•	Stockholders’ equity was $34.6 million at September 30, 2017, an increase of 2.4% from $33.8 million at December 31, 2016. The increase is related primarily to corporate earnings and the gain in other comprehensive income associated with the available for sale bond portfolio. The combined activity improved the book value of Bancorp’s common stock to $12.38 per share at September 30, 2017, compared to $12.10 per share at December 31, 2016.

•	At September 30, 2017, the Bank remained above all “well-capitalized” regulatory requirement levels. The Bank’s tier 1 risk-based capital ratio was 13.63% at September 30, 2017, unchanged from December 31, 2016. Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the bond portfolio.

•	Net interest income for the three- and nine-month periods ended September 30, 2017 totaled $2.9 million and $8.7 million, respectively, compared to $2.8 million and $8.3 million, respectively, for the same periods of 2016. Earning asset leverage was the primary driver in year-over-year results, as average earning assets increased to $375.1 million for the three-month period ended September 30, 2017, compared to $373.8 million for the same period of 2016.

•	Net interest margin for the three- and nine-month periods ended September 30, 2017 was 3.10% and 3.09%, compared to 2.97% and 2.97%, respectively, for the same periods of 2016. The net interest margin is primarily driven by increasing yields on earning assets, as the increasing yields on investment securities is offsetting the declining yields on the loan portfolio, particularly indirect loans that have continued to increase within the portfolio.

•	Nonperforming loans, which consist of nonaccrual loans, troubled debt restructurings, and accruing loans past due 90 days or more, increased to $4.3 million at September 30, 2017 from $4.1 million at December 31, 2016.

•	The provision for loan losses for the three- and nine-month periods ended September 30, 2017 was $78,000 and $243,000, respectively, compared to $116,000 and $233,000, respectively, for the same periods of 2016. The decrease for the third quarter 2017 was primarily driven by improvement in the overall credit quality of the loan portfolio. As a result, the allowance for loan losses was $2.6 million at September 30, 2017, representing 0.97% of total loans, compared to $2.3 million, or 0.89% of total loans, at September 30, 2016.

Review of Financial Results

For the three-month periods ended September 30, 2017 and 2016

Net income for the three-month period ended September 30, 2017 was $0.41 million, compared to net income of $0.12 million for the three-month period ended September 30, 2016.

Net interest income for the three-month period ended September 30, 2017 totaled $2.9 million, compared to $2.8 million for the same period of 2016. The increase in interest income resulted from interest-earning asset growth primarily from expansion of the loan portfolio and selective bond investment purchases.

The provision for loan losses for the three-month period ended September 30, 2017 totaled $0.08 million, compared to $0.12 million for the same period of 2016 resulting from the improving credit quality of the overall loan portfolio combined with the resolution of nonperforming loans.

Noninterest income for the three-month period ended September 30, 2017 was $0.37 million, compared to $0.34 million for the same period of 2016 driven primarily by higher ATM interchange fees associated with seasonal activity.

Noninterest expense reduction continues to be a key focus for 2017 net income improvement. For the three-month period ended September 30, 2017, noninterest expense was $2.7 million, compared to $3.0 million for the same period of 2016. The primary contributors to the change, when compared to the same period of 2016 were decreases in salary and employee benefits driven in part by one-time severance payments and data processing costs, offset by increases in occupancy and equipment expenses and telephone costs associated with the installation of a new telephone system.

For the nine-month periods ended September 30, 2017 and 2016

Net income for the nine-month period ended September 30, 2017 was $1.06 million, compared to net income of $0.71 million for the nine-month period ended September 30, 2016.

Net interest income for the nine-month period ended September 30, 2017 totaled $8.7 million, compared to $8.3 million for the same period of 2016. The increase in interest income resulted from interest-earning asset growth primarily from expansion of the loan portfolio and selective bond investment purchases.

Noninterest income for the nine-month period ended September 30, 2017 was $0.94 million, compared to the $0.94 million for the nine-month period ended September 30, 2016 as a result of higher ATM interchange fees associated with seasonal activity, offset by lower service charges on deposit accounts.

Noninterest expense was $8.1 million, compared to $8.3 million for the same period of 2016. The primary contributors to the change, when compared to the same period of 2016 were decreases in salary and employee benefits driven in part by one-time severance payments, data processing costs, FDIC insurance costs and loan collection costs, offset by increases in occupancy and equipment expenses, professional fees, advertising expenses and telephone costs associated with the installation of a new telephone system.

# # #

Glen Burnie Bancorp Information

Glen Burnie Bancorp is a bank holding company headquartered in Glen Burnie, Maryland. Founded in 1949, The Bank of Glen Burnie® is a locally-owned community bank with 8 branch offices serving Anne Arundel County. The Bank is engaged in the commercial and retail banking business including the acceptance of demand and time deposits, and the origination of loans to individuals, associations, partnerships and corporations. The Bank’s real estate financing consists of residential first and second mortgage loans, home equity lines of credit and commercial mortgage loans. The Bank also originates automobile loans through arrangements with local automobile dealers. Additional information is available at www.thebankofglenburnie.com.

Forward-Looking Statements

The statements contained herein that are not historical financial information, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. For a more complete discussion of these and other risk factors, please see the company’s reports filed with the Securities and Exchange Commission.

For further information contact:

Jeffrey D. Harris, Chief Financial Officer

410-768-8883

jdharris@bogb.net

106 Padfield Blvd

Glen Burnie, MD 21061

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	September 30,	June 30,	December 31,	September 30,
	2017	2017	2016	2016
	(unaudited)	(unaudited)	(audited)	(unaudited)
ASSETS
Cash and due from banks	$4,371	$3,055	$3,195	$4,310
Interest bearing deposits with banks and federal funds sold	7,126	14,282	7,427	12,366
Total Cash and Cash Equivalents	11,497	17,337	10,622	16,676

Investment securities available for sale, at fair value	89,903	90,629	94,607	98,532
Restricted equity securities, at cost	1,228	1,440	1,230	1,230

Loans, net of deferred fees and costs	271,463	271,020	265,058	260,094
Less: Allowance for loan losses	(2,623)	(2,599)	(2,484)	(2,315)
Loans, net	268,840	268,421	262,574	257,779

Real estate acquired through foreclosure	114	114	114	0
Premises and equipment, net	3,451	3,547	3,638	3,582
Bank owned life insurance	9,479	9,428	9,328	9,519
Deferred tax assets, net	2,847	2,803	3,160	2,166
Accrued interest receivable	1,140	1,092	1,134	1,100
Accrued taxes receivable	638	631	674	715
Prepaid expenses	512	493	546	668
Other assets	235	210	815	197
Total Assets	$389,884	$396,145	$388,442	$392,164

LIABILITIES
Noninterest-bearing deposits	$104,571	$105,597	$100,099	$100,646
Interest-bearing deposits	229,534	229,899	233,147	235,035
Total Deposits	334,105	335,496	333,246	335,681

Short-term borrowings	20,000	15,000	10,000	0
Long-term borrowings	0	10,000	10,000	20,000
Defined pension liability	374	374	369	370
Accrued expenses and other liabilities	769	741	1,011	1,152
Total Liabilities	355,248	361,611	354,626	357,203

STOCKHOLDERS' EQUITY
Common stock, par value $1, authorized 15,000,000 shares, issued and outstanding 2,797,477, 2,793,748, 2,786,855 and 2,783,111 shares as of September 30, 2017, June 30, 2017, December 31, 2016 and September 30, 2016, respectively.	2,797	2,794	2,787	2,783
Additional paid-in capital	10,233	10,199	10,130	10,097
Retained earnings	21,935	21,803	21,708	21,591
Accumulated other comprehensive (loss) income	(329)	(262)	(810)	490
Total Stockholders' Equity	34,636	34,534	33,815	34,961
Total Liabilities and Stockholders' Equity	$389,884	$396,145	$388,441	$392,164

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Interest income:
Loans, including fees	$2,883	$2,795	$8,503	$8,380
Interest and dividends on securities	498	492	1,523	1,467
Deposits with banks and federal funds sold	53	31	115	91
Total Interest Income	3,434	3,318	10,141	9,938

Interest expense:
Deposits	324	364	984	1,133
Short-term borrowings	(31)	-	136	-
Long term borrowings	206	162	358	481
Total Interest Expense	499	526	1,478	1,614

Net Interest Income	2,935	2,792	8,663	8,324

Provision for loan losses	78	116	243	233

Net interest income after provision for loan losses	2,857	2,676	8,420	8,091

Noninterest income:
Service charges on deposit accounts	72	83	208	247
Other fees and commissions	245	191	573	521
Gain on securities sold	-	-	1	1
Income on life insurance	51	54	151	161
Other income	-	12	2	12
Total Noninterest Income	368	340	935	942

Noninterest expenses:
Salary and employee benefits	1,579	1,743	4,615	4,782
Occupancy and equipment expenses	381	273	865	801
Legal, accounting and other professional fees	180	173	648	595
Data processing and item processing services	130	184	442	518
FDIC insurance costs	64	78	188	232
Advertising and marketing related expenses	38	12	110	49
Loan collection costs	25	37	73	158
Telephone costs	98	50	212	145
Other expenses	219	407	944	1,024
Total Noninterest Expenses	2,714	2,957	8,097	8,304

Income before income taxes	511	60	1,258	729
Income tax expense	101	(55)	194	23

Net income	$410	$115	$1,064	$706

Basic and diluted net income per common share	$0.15	$0.04	$0.38	$0.25

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the Nine Months ended September 30, 2017 and 2016 (Unaudited)

(dollars in thousands)

				Accumulated
				Other
		Additional		Comprehensive	Total
	Common	Paid-in	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance December 31, 2015	$2,773	$9,986	$21,718	$(301)	$34,176

Net income	-	-	706	-	706
Cash dividends, $0.20 per share	-	-	(833)	-	(833)
Dividends reinvested under dividend reinvestment plan	10	111	-	-	121
Other comprehensive income	-	-	-	791	791
Balance September 30, 2016	$2,783	$10,097	$21,591	$490	$34,961

				Accumulated
				Other
		Additional		Comprehensive	Total
	Common	Paid-in	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance December 31, 2016	$2,787	$10,130	$21,708	$(810)	$33,815

Net income	-	-	1,064	-	1,064
Cash dividends, $0.20 per share	-	-	(837)	-	(837)
Dividends reinvested under dividend reinvestment plan	10	103	-	-	113
Other comprehensive income	-	-	-	481	481
Balance September 30, 2017	$2,797	$10,233	$21,935	$(329)	$34,636

THE BANK OF GLEN BURNIE

CAPITAL RATIOS

(dollars in thousands)

					To Be Well
					Capitalized Under
			To Be Considered		Prompt Corrective
			Adequately Capitalized		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of September 30, 2017:
(unaudited)
Common Equity Tier 1 Capital	$34,064	13.63%	$11,250	4.50%	$16,251	6.50%
Total Risk-Based Capital	$36,699	14.68%	$20,001	8.00%	$25,001	10.00%
Tier 1 Risk-Based Capital	$34,064	13.63%	$15,001	6.00%	$20,001	8.00%
Tier 1 Leverage	$34,064	8.56%	$15,919	4.00%	$19,898	5.00%

As of June 30, 2017:
(unaudited)
Common Equity Tier 1 Capital	$33,837	13.60%	$11,198	4.50%	$16,175	6.50%
Total Risk-Based Capital	$36,458	14.65%	$19,907	8.00%	$24,884	10.00%
Tier 1 Risk-Based Capital	$33,837	13.60%	$14,931	6.00%	$19,907	8.00%
Tier 1 Leverage	$33,837	8.61%	$15,717	4.00%	$19,647	5.00%

As of March 31, 2017:
(unaudited)
Common Equity Tier 1 Capital	$33,751	13.14%	$11,554	4.50%	$16,690	6.50%
Total Risk-Based Capital	$36,394	14.17%	$20,541	8.00%	$25,677	10.00%
Tier 1 Risk-Based Capital	$33,751	13.14%	$15,406	6.00%	$20,541	8.00%
Tier 1 Leverage	$33,751	8.62%	$15,664	4.00%	$19,580	5.00%

As of December 31, 2016:
(audited)
Common Equity Tier 1 Capital	$33,962	13.63%	$11,213	4.50%	$16,197	6.50%
Total Risk-Based Capital	$36,471	14.64%	$19,935	8.00%	$24,918	10.00%
Tier 1 Risk-Based Capital	$33,962	13.63%	$14,951	6.00%	$19,935	8.00%
Tier 1 Leverage	$33,962	8.68%	$15,659	4.00%	$19,574	5.00%

As of September 30, 2016:
(unaudited)
Common Equity Tier 1 Capital	$33,805	13.74%	$11,070	4.50%	$15,989	6.50%
Total Risk-Based Capital	$36,145	14.69%	$19,679	8.00%	$24,599	10.00%
Tier 1 Risk-Based Capital	$33,805	13.74%	$14,760	6.00%	$19,679	8.00%
Tier 1 Leverage	$33,805	8.58%	$15,754	4.00%	$19,693	5.00%

GLEN BURNIE BANCORP AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	Three Months Ended			Nine Months Ended		Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,	December 31,
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(audited)
	2017	2017	2016	2017	2016	2016
	(Dollars In Thousand Except Per Share Data)

Financial Data:
Assets	$389,884	$396,141	$392,164	$389,884	$392,164	$388,442
Investment securities	89,903	90,629	98,532	89,903	98,532	94,607
Loans, (net of deferred fees and costs)	271,463	271,020	260,094	271,463	260,094	265,058
Allowance for loan losses	2,623	2,599	2,315	2,623	2,315	2,484
Deposits	334,105	335,496	335,681	334,105	335,681	333,246
Borrowings	20,000	25,000	20,000	20,000	20,000	20,000
Stockholders' equity	34,636	34,534	34,961	34,636	34,961	33,815
Net income	410	338	115	1,064	706	1,101

Average Balances:
Assets	$393,936	$392,982	$393,760	$392,740	$393,027	$392,923
Investment securities	90,028	92,364	100,565	92,151	99,710	99,628
Loans, (net of deferred fees and costs)	270,973	269,533	256,583	269,333	257,784	258,481
Deposits	334,740	336,724	337,731	335,970	337,998	337,320
Borrowings	23,667	21,278	20,000	21,777	20,000	20,000
Stockholders' equity	34,643	34,225	35,137	34,191	34,839	34,710

Performance Ratios:
Annualized return on average assets	0.41%	0.35%	0.12%	0.36%	0.24%	0.28%
Annualized return on average equity	4.74%	3.99%	1.32%	4.19%	2.73%	3.17%
Net Interest Margin	3.10%	3.10%	2.97%	3.09%	2.97%	2.98%
Dividend payout ratio	68%	83%	242%	79%	118%	101%
Book value per share	$12.38	$12.37	$12.56	$12.39	$12.57	$12.16
Basic and diluted net income per share	0.15	0.12	0.04	0.38	0.25	0.40
Cash dividends declared per share	0.10	0.10	0.10	0.10	0.20	0.10
Basic and diluted weighted average shares outstanding	2,797,396	2,792,445	2,782,923	2,796,336	2,781,371	2,780,477

Asset Quality Ratios:
Allowance for loan losses to loans	0.97%	0.96%	0.89%	0.97%	0.89%	0.94%
Nonperforming loans to avg. loans	1.57%	1.44%	1.11%	1.58%	1.10%	1.59%
Allowance for Credit Losses to Non-Accrual and 90+ Past Due Loans	66.1%	72.5%	91.5%	66.1%	91.5%	65.6%
Net charge-offs annualize to Avg. loans	0.08%	0.04%	0.14%	0.08%	1.24%	0.41%

Capital Ratios:
Common Equity Tier 1 Capital	13.63%	13.60%	13.74%	13.63%	13.74%	13.63%
Tier 1 Risk-based Capital Ratio	13.63%	13.60%	13.74%	13.63%	13.74%	13.63%
Leverage Ratio	8.56%	8.61%	8.58%	8.56%	8.58%	8.68%
Total Risk-Based Capital Ratio	14.68%	14.65%	14.69%	14.68%	14.69%	14.64%